Exhibit 99.1

Allied Nevada: Hasbrouck Phase II Drilling Continues To Provide Encouraging

Results Including 30 Meters Grading 1.02 g/t Gold Equivalent1

January 7, 2011 – Reno, Nevada – Allied Nevada Gold Corp. (“Allied Nevada” or the “Company”) (TSX: ANV; NYSE-A: ANV) is pleased to provide the results of recent drilling at its wholly owned Hasbrouck property, located 5 miles south of Tonopah, Nevada. Highlights from this drilling include 30 meters grading 1.02 g/t AuEq (0.70 g/t Au2 and 18.5 g/t Ag) and 21 meters grading 1.20 g/t AuEq (0.95 g/t Au and 14.1 g/t Ag) and 11 meters grading 2.13 g/t AuEq (1.20 g/t Au and 52.7 g/t Ag). Holes HSB10-004 and HSB10-009 ended in mineralization.

“We are very pleased with encouraging results of the 2010 drill program at Hasbrouck. The drill program has been successful in encountering significant mineralization including localized areas of higher than resource average grade mineralization,” commented Dave Flint, Vice President, Exploration for Allied Nevada. “We look forward to completing the model and resource update in the first quarter as we expect to see a positive impact from the 2010 program.”

The Company successfully completed the 2010 drill program, with a total of 2,202 meters drilled in 14 holes. With this news release, results for 12 holes of this program have now been released and assays for the pending two holes are expected soon. The 2010 drill program achieved the goal of confirming mineralization and providing material for ongoing metallurgical studies. The data collected during the 2010 drill program will be used to update the resource model and to prepare a revised resource estimate and preliminary economic assessment, both of which are expected to be completed in the first quarter of 2011.

Mapping and systematic surface sampling in 2010 has allowed the Company to reinterpret the controls to mineralization, thereby creating opportunities for potential resource expansion. The Company intends to recommence the exploration program in January 2011, with an objective of drilling 10,000 meters utilizing two core rigs and two reverse circulation rigs. The main goals of the 2011 program are targeted at infill drilling to upgrade the inferred resources to the measured and indicated categories and expansion of the resource base.

The Hasbrouck Mountain project is an advanced stage exploration project where, historically, 151 holes totaling 22,433 meters have been drilled on the property by various predecessors including Cordex and Newmont Mining Corporation. All historical drilling on the property was completed using conventional rotary and reverse circulation technology. The property hosts an indicated mineral resource of 18.4 million tonnes at an average grade of 0.79 g/t Au and 10.97 g/t Ag (0.98 g/t Au Eq) for 459,000 contained ounces of gold and 6.5 million contained ounces of silver, as reported in the NI 43-101 compliant technical report dated August 14, 2006, and filed on SEDAR.

Hasbrouck mineralization was deposited by an epithermal hot-spring system and is accompanied by pervasive silicification, with associated adularia and pyrite. The property is located approximately 50 miles south of the Round Mountain open pit mine, a joint venture between Kinross Gold Corporation and Barrick Gold Corporation.

[1]	Gold equivalent grades were calculated using a gold price of $800 and silver price of $14 for a silver to gold equivalent conversion factor of 57.14 to 1.
[2]	g/t Au = grams per tonne gold; g/t Ag = grams per tonne silver; g/t AuEq = grams per tonne gold equivalent

The following table includes significant intercepts encountered at Hasbrouck:

				GRADE
	FROM	TO	INTERVAL	Au	Ag	AuEq
	meters	meters	meters	g/t	g/t	g/t
HSB10-004	34	64	30	0.7	18.5	1.02
HSB10-008	111	122	11	1.41	6.4	1.52
HSB10-009	160	171	11	1.20	52.7	2.13
HSB10-015	131	143	12	0.70	45.3	1.49
HSB10-016	0	21	21	0.95	14.1	1.20

Allied Nevada maintains a strict quality control program at all of its projects. Drill samples are picked up on site and validated by Allied Nevada geologists to be shipped to ALS Chemex’s assaying laboratories in Reno, Nevada. Gold and silver analyses are conducted on 1-assay ton prepped samples with gold and silver determined using industry standard fire assay methods and gravimetric finish.

The technical information contained in this news release have been prepared under the supervision of Kevin W. Kunkel, Manager of Regional Exploration for Allied Nevada Gold Corp. (AIPG Certified Professional Geologist #11139), who is a Qualified Person as defined by National Instrument 43-101.

For further information on Allied Nevada, please contact:

Scott Caldwell	Tracey Thom
President & CEO	Vice President, Investor Relations
(775) 358-4455	(416) 409-6007

or visit the Allied Nevada website at www.alliednevada.com.

Cautionary Statement Regarding Forward Looking Information

This news release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933 and the U.S. Securities Exchange Act of 1934 (and the equivalent under Canadian securities laws), that are intended to be covered by the safe harbor created by such sections. Such forward-looking statements include, without limitation, statements regarding the results and indications of exploration drilling currently underway at Hasbrouck; the potential for confirming, upgrading and expanding gold and silver mineralized material at Hasbrouck; resource estimates; estimates of gold and silver grades; expected timing and results of our resource update and preliminary economic assessment; our planned exploration program for 2011 and the expected benefits therefrom; and other statements that are not historical facts. Forward-looking statements address activities, events or developments that Allied Nevada expects or anticipates will or may occur in the future, and are based on current expectations and assumptions. Although Allied Nevada management believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, risks that Allied Nevada’s exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of gold and silver; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve and resource estimates; uncertainties relating to obtaining approvals and permits from governmental regulatory authorities; and availability and timing of capital for financing the Company’s exploration and development activities, including the uncertainty of being able to raise capital on favorable terms or at all; as well as those factors discussed in Allied Nevada’s filings with the U.S. Securities and Exchange Commission (the “SEC”) including Allied Nevada’s latest Annual Report on Form 10-K and its other SEC filings (and Canadian filings) including, without limitation, its latest Quarterly Report on Form 10-Q. The Company does not intend to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

Cautionary Note to U.S. Investors Regarding Estimates of Measured, Indicated and Inferred Resources

This press release uses the terms “measured”, “indicated” and “inferred” “resources.” We advise U.S. investors that while these terms are recognized and required by Canadian regulations, the SEC does not recognize them. “Inferred resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an “inferred mineral

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resource” will ever be upgraded to a higher category. Under Canadian rules, estimates of “inferred mineral resources” may not form the basis of a feasibility study or prefeasibility studies, except in rare cases. The SEC normally only permits issuers to report mineralization that does not constitute “reserves” as in-place tonnage and grade without reference to unit measures. The terms “contained ounces of gold” and “contained ounces of silver” used in this press release are not permitted under the rules of the SEC. U.S. investors are cautioned not to assume that any part or all of a measured, indicated or inferred resource exists or is economically or legally mineable, or that any part or all of mineral deposits in these categories will ever be converted into reserves.

The technical contents of this news release have been prepared under the supervision of Kevin W. Kunkel, Manager of Regional Exploration for Allied Nevada, who is a Qualified Person as defined by National Instrument 43-101. For further information regarding the quality assurance program and the quality control measures applied, as well as other relevant technical information, please see the Hasbrouck NI 43-101 Technical Report dated August 14, 2006 and filed with SEDAR at www.sedar.com.

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